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                                                                    EXHIBIT 11.1



                           EDEN BIOSCIENCE CORPORATION
                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



                 HISTORICAL BASIC AND DILUTED NET LOSS PER SHARE

Net loss                                                                                 $(15,660,088)

Common stock:                                                    Shares Outstanding
                                                              --------------------------
                                                                               Weighted
                                                                Total          Average
                                                              ----------      ----------
    December 31, 1999                                          2,694,798      2,694,798

    Issued during 2000:
       Conversion of preferred shares on September 27, 2000   13,794,104      3,628,038
       Initial public offering on October 2, 2000              6,670,000      1,644,658
       Stock option exercises                                    336,664        174,413
       Warrant exercises                                         399,114        148,040
                                                              ----------      ----------

                                                              23,894,680                     8,289,947
                                                              ==========                 -------------

Historical basic and diluted net loss per share                                          $       (1.89)
                                                                                         =============


                 PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE


Net loss                                                                                 $(15,660,088)

Common stock:                                                    Shares Outstanding
                                                              --------------------------
                                                                               Weighted
                                                                Total          Average
                                                              ----------      ----------
    December 31, 1999                                          2,694,798      2,694,798
    Conversion of preferred shares on January 1, 2000         13,794,104     13,794,104
                                                              ----------      ----------

                                                              16,488,902     16,488,902
    Issued during 2000:
       Initial public offering on October 2, 2000              6,670,000      1,644,658
       Stock option exercises                                    336,664        174,413
       Warrant exercises                                         399,114        148,040
                                                              ----------      ----------

                                                              23,894,680                    18,456,013
                                                              ==========                 -------------

Pro forma basic and diluted net loss per share                                           $       (0.85)
                                                                                         =============
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